Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS AND OPERATIONS UPDATE

Midland, Texas, July 24, 2014 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the second quarter 2014.

Quarter Highlights

•	Oil and Gas Production of 15,559 BOE/d, up 12% (20% PF for Asset Sales)

•	EBITDAX[1] (non-GAAP) of $81.5 million, up 54%

•	Lifting Costs Averaged $13.41 per BOE, down 21%

Financial Results for the Second Quarter of 2014

Net income attributable to Company stockholders for the second quarter of 2014 (“2Q14”) was $9.3 million, or $0.77 per share, as compared to a net loss of $1 million, or $0.08 per share, for the second quarter of 2013 (“2Q13”). Cash flow from operations for 2Q14 was $45.8 million as compared to $38.6 million for 2Q13. EBITDAX1 (non-GAAP) for 2Q14 was $81.5 million as compared to $52.8 million for 2Q13.

For the six months ended June 30, 2014, net income attributable to Company stockholders was $20.7 million, or $1.70 per share, as compared to a net loss of $42.2 million, or $3.47 per share, for the same period in 2013. Cash flow from operations for the six-month period in 2014 was $125.1 million as compared to $82.9 million during the same period in 2013. EBITDAX1 (non-GAAP) for the six-month period in 2014 was $158.4 million as compared to $115.3 million during the same period in 2013.

The key factors affecting the comparability of financial results for 2Q14 versus 2Q13 were:

•
The Company sold 95% of its Andrews County Wolfberry assets in April 2013 and sold all of its interests in certain non-core Austin Chalk/Eagle Ford assets in March 2014. As a result, reported oil and gas production, revenues and operating costs for the quarter and six months ended June 30, 2014 are not comparable to reported amounts for the same periods in 2013. See accompanying tables for additional information about the Company’s oil and gas production related to these sold assets.

•
Oil and gas sales, excluding amortized deferred revenues, increased $19.8 million in 2Q14 versus 2Q13. Production variances accounted for a $16.5 million increase and price variances accounted for a $3.3 million increase. Average realized oil prices were $96.01 per barrel in 2Q14 versus $93.71 per barrel in 2Q13, and average realized gas prices were $4.49 per Mcf in 2Q14 versus $3.89 per Mcf in 2Q13. Oil and gas sales in 2Q14 also include $1.9 million of amortized deferred revenue versus $2.2 million in 2Q13 attributable to a volumetric production payment (“VPP”). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Before giving effect to the asset sales discussed above, oil, gas and natural gas liquids (“NGL”) production per barrel of oil equivalent (“BOE”) increased 12% in 2Q14 as compared to 2Q13, with oil production increasing 20% to 11,451 barrels per day, gas production decreasing 14% to 15,154 Mcf per day, and NGL production increasing 12% to 1,582 barrels per day. Oil and NGL production accounted for approximately 84% of the Company's total BOE production in 2Q14 versus 79% in 2Q13. See accompanying tables for additional information about the Company’s oil and gas production.

•
After giving effect to asset sales, total production per BOE increased 20% in 2Q14 as compared to 2Q13, with oil production increasing 2,803 barrels per day (32%), gas production decreasing 2,308 Mcf per day (13%) and NGL production increasing 186 barrels per day (13%).

•
Production costs decreased 6% to $24.6 million in 2Q14 from $26.1 million in 2Q13 due primarily to cost reductions associated with the sale of non-core Austin Chalk/Eagle Ford assets in March 2014 and lower repairs and maintenance costs. These reductions were offset in part by an increase in production taxes associated with higher oil and gas sales.

•
Loss on derivatives for 2Q14 was $8.3 million (including a $3.5 million loss on settled contracts) versus a gain on derivatives in 2Q13 of $4.9 million (including a $0.5 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
General and administrative expenses were $21.4 million in 2Q14 versus $2.8 million in 2Q13. Changes in compensation expense attributable to the Company's APO reward plans accounted for a net increase of $18.1 million ($13.5 million expense in 2Q14 versus a $4.6 million credit in 2Q13). Most of the expense in 2Q14 related to increases in estimated future compensation expense associated with Delaware Basin and Eagle Ford APO reward plans, while the credit in 2Q13 related primarily to reductions in previously accrued compensation associated with APO reward plans affected by the Andrews sale.

•
Other operating revenues in 2Q14 include a $4.9 million gain on sale of certain non-core Austin Chalk/Eagle Ford assets sold in March 2014. Most of the gain in 2Q14 related to the release of sales proceeds previously held in escrow pending resolution of title requirements.

1 See “Computation of EBITDAX (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDAX (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to EBITDAX (non-GAAP).
Operations Update

The Company presently has 17 horizontal Wolfcamp A wells in Reeves County that have been on production for 30 or more days. The peak 30-day production for these 17 wells has averaged 754 BOE per day with the last 13 wells averaging 856 BOE per day (79% oil; 10% NGL). One additional Wolfcamp A well in Reeves County is waiting on completion, and two are currently being drilled.

As previously reported, the peak 30-day production rate from the Company’s first Wolfcamp C horizontal well in Reeves County, Texas averaged 776 BOE per day (82% oil; 8% NGL). Two Wolfcamp C wells are waiting on completion, and one is currently being drilled.

In June 2014, the Company added a third drilling rig to its horizontal Eagle Ford Shale play in the northern portion of its legacy Austin Chalk acreage block in Burleson, Robertson and Lee Counties, Texas. Currently, the Company has 15 horizontal Eagle Ford wells in this area that have been on production for 30 or more days. The peak 30-day production rate for these 15 wells has averaged 514 BOE per day (96% oil). Three additional wells are waiting on completion or have been on production for less than 30 days, and three are currently being drilled.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, July 24th at 1:30 p.m. CT (2:30 p.m. ET).  The dial-in conference number is: 877-868-1835, passcode 73682480.  The replay will be available for one week at 855-859-2056, passcode 73682480.

To access the conference call via Internet webcast, please go to the "Investors" section of the Company's website at www.claytonwilliams.com and click on the webcast link. Following the live webcast, the call will be archived for a period of 30 days on the Company's website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Oil and gas sales	$113,303	$93,778	$223,889	$192,142
Midstream services	1,837	1,331	3,453	2,227
Drilling rig services	8,493	3,535	15,372	8,852
Other operating revenues	6,262	272	11,786	2,562
Total revenues	129,895	98,916	254,500	205,783

COSTS AND EXPENSES
Production	24,632	26,114	51,079	57,603
Exploration:
Abandonments and impairments	2,887	1,561	6,726	2,371
Seismic and other	225	777	1,708	3,364
Midstream services	490	519	1,024	926
Drilling rig services	5,482	4,397	10,338	9,465
Depreciation, depletion and amortization	38,950	35,872	75,205	74,935
Impairment of property and equipment	—	19,565	3,406	89,102
Accretion of asset retirement obligations	901	1,052	1,787	2,120
General and administrative	21,351	2,783	33,169	10,371
Other operating expenses	238	1,273	740	1,406
Total costs and expenses	95,156	93,913	185,182	251,663
Operating income (loss)	34,739	5,003	69,318	(45,880)

OTHER INCOME (EXPENSE)
Interest expense	(12,845)	(10,273)	(25,366)	(20,844)
Gain (loss) on derivatives	(8,324)	4,894	(13,365)	(1,641)
Other	1,049	(416)	1,889	1,533
Total other income (expense)	(20,120)	(5,795)	(36,842)	(20,952)
Income (loss) before income taxes	14,619	(792)	32,476	(66,832)
Income tax (expense) benefit	(5,292)	(237)	(11,757)	24,594
NET INCOME (LOSS)	$9,327	$(1,029)	$20,719	$(42,238)

Net income (loss) per common share:
Basic	$0.77	$(0.08)	$1.70	$(3.47)
Diluted	$0.77	$(0.08)	$1.70	$(3.47)
Weighted average common shares outstanding:
Basic	12,166	12,165	12,166	12,165
Diluted	12,166	12,165	12,166	12,165

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	June 30,	December 31,
	2014	2013
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$35,709	$26,623
Accounts receivable:
Oil and gas sales	40,067	39,268
Joint interest and other, net	16,021	17,121
Affiliates	131	264
Inventory	31,655	39,183
Deferred income taxes	1,850	7,581
Fair value of derivatives	—	2,518
Prepaids and other	8,246	5,753
	133,679	138,311
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,501,601	2,403,277
Pipelines and other midstream facilities	56,720	54,800
Contract drilling equipment	109,046	96,270
Other	20,763	20,620
	2,688,130	2,574,967
Less accumulated depreciation, depletion and amortization	(1,449,247)	(1,375,860)
Property and equipment, net	1,238,883	1,199,107

OTHER ASSETS
Debt issue costs, net	13,637	12,785
Investments and other	16,696	16,534
	30,333	29,319
	$1,402,895	$1,366,737

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$85,458	$75,872
Oil and gas sales	38,834	37,834
Affiliates	974	874
Fair value of derivatives	6,464	208
Accrued liabilities and other	21,770	21,607
	153,500	136,395
NON-CURRENT LIABILITIES
Long-term debt	624,667	639,638
Deferred income taxes	146,835	140,809
Asset retirement obligations	45,054	49,981
Deferred revenue from volumetric production payment	26,365	29,770
Accrued compensation under non-equity award plans	31,089	15,469
Other	883	892
	874,893	876,559
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,556	152,556
Retained earnings	220,730	200,011
Total stockholders' equity	374,502	353,783
	$1,402,895	$1,366,737

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$9,327	$(1,029)	$20,719	$(42,238)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	38,950	35,872	75,205	74,935
Impairment of property and equipment	—	19,565	3,406	89,102
Exploration costs	2,887	1,561	6,726	2,371
(Gain) loss on sales of assets and impairment of inventory, net	(4,829)	645	(9,469)	283
Deferred income tax expense (benefit)	5,292	237	11,757	(24,594)
Non-cash employee compensation	12,950	(8,572)	16,374	(7,101)
(Gain) loss on derivatives	8,324	(4,894)	13,365	1,641
Cash settlements of derivatives	(3,454)	(464)	(4,591)	(909)
Accretion of asset retirement obligations	901	1,052	1,787	2,120
Amortization of debt issue costs and original issue discount	940	1,204	1,644	1,774
Amortization of deferred revenue from volumetric production payment	(1,947)	(2,210)	(3,957)	(4,484)
Changes in operating working capital:
Accounts receivable	4,508	2,117	434	3,219
Accounts payable	(10,078)	863	(5,027)	(11,523)
Other	(18,007)	(7,355)	(3,306)	(1,710)
Net cash provided by operating activities	45,764	38,592	125,067	82,886
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(84,799)	(58,645)	(184,218)	(133,106)
Proceeds from volumetric production payment	256	297	552	737
Proceeds from sales of assets	4,794	194,796	73,773	195,277
Decrease in equipment inventory	8,134	1,698	11,523	5,588
Other	(175)	881	(133)	(911)
Net cash provided by (used in) investing activities	(71,790)	139,027	(98,503)	67,585
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	22,522	—	22,522	35,000
Repayments of long-term debt	—	(180,000)	(40,000)	(180,000)
Net cash provided by (used in) financing activities	22,522	(180,000)	(17,478)	(145,000)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,504)	(2,381)	9,086	5,471
CASH AND CASH EQUIVALENTS
Beginning of period	39,213	18,578	26,623	10,726
End of period	$35,709	$16,197	$35,709	$16,197

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (NON-GAAP) (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income (loss)	$9,327	$(1,029)	$20,719	$(42,238)
Interest expense	12,845	10,273	25,366	20,844
Income tax expense (benefit)	5,292	237	11,757	(24,594)
Exploration:
Abandonments and impairments	2,887	1,561	6,726	2,371
Seismic and other	225	777	1,708	3,364
Net (gain) loss on sales of assets and impairment of inventory	(4,829)	645	(9,469)	283
Depreciation, depletion and amortization	38,950	35,872	75,205	74,935
Impairment of property and equipment	—	19,565	3,406	89,102
Accretion of asset retirement obligations	901	1,052	1,787	2,120
Amortization of deferred revenue from volumetric production payment	(1,947)	(2,210)	(3,957)	(4,484)
Non-cash employee compensation	12,950	(8,572)	16,374	(7,101)
(Gain) loss on derivatives	8,324	(4,894)	13,365	1,641
Cash settlements of derivatives	(3,454)	(464)	(4,591)	(909)
EBITDAX (a)	$81,471	$52,813	$158,396	$115,334
______

(a)
In April 2013, the Company sold 95% of its Andrews County Wolfberry assets. Revenue, net of direct expenses, associated with the sold properties for the six months ended June 30, 2013 totaled $8.7 million. In March 2014, the Company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties for the three months ended June 30, 2013, the six months ended June 30, 2014 and the six months ended June 30, 2013 totaled $6.5 million, $2.5 million and $11.9 million, respectively.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Oil and Gas Production Data:
Oil (MBbls)	1,042	867	2,053	1,805
Gas (MMcf)	1,379	1,600	2,793	3,226
Natural gas liquids (MBbls)	144	129	290	274
Total (MBOE)	1,416	1,263	2,809	2,617
Total (BOE/d)	15,559	13,875	15,517	14,457
Average Realized Prices (a) (b):
Oil ($/Bbl)	$96.01	$93.71	$94.82	$92.43
Gas ($/Mcf)	$4.49	$3.89	$4.73	$3.59
Natural gas liquids ($/Bbl)	$31.55	$31.07	$35.65	$31.97
Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized loss	$(3,454)	$(169)	$(4,591)	$(613)
Per unit produced ($/Bbl)	$(3.31)	$(0.19)	$(2.24)	$(0.34)
Gas:
Net realized loss	$—	$(295)	$—	$(296)
Per unit produced ($/Mcf)	$—	$(0.18)	$—	$(0.09)
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,613	1,989	3,593	1,862
Other (c)	3,306	3,406	3,385	4,240
Austin Chalk (c)	2,122	2,737	2,146	2,748
Eagle Ford Shale (c)	1,953	1,128	1,802	868
Other	457	267	417	254
Total	11,451	9,527	11,343	9,972
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	2,932	1,921	2,870	1,524
Other (c)	6,588	7,474	6,861	8,565
Austin Chalk (c)	1,593	2,146	1,800	2,086
Eagle Ford Shale (c)	344	50	304	61
Other	3,697	5,991	3,596	5,587
Total	15,154	17,582	15,431	17,823
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	537	283	490	274
Other (c)	732	882	816	999
Austin Chalk (c)	152	212	187	210
Eagle Ford Shale (c)	141	14	89	13
Other	20	27	20	18
Total	1,582	1,418	1,602	1,514
(Continued)

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Oil and Gas Costs ($/BOE Produced):
Production costs	$17.40	$20.68	$18.18	$22.01
Production costs (excluding production taxes)	$13.41	$16.90	$14.14	$18.34
Oil and gas depletion	$25.20	$25.49	$24.57	$25.84
______

(a)
Oil and gas sales includes $1.9 million for the three months ended June 30, 2014, $2.2 million for the three months ended June 30, 2013, $4 million for the six months ended June 30, 2014 and $4.5 million for the six months ended June 30, 2013 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. The calculation of average realized sales prices excludes production of 25,826 barrels of oil and 10,689 Mcf of gas for the three months ended June 30, 2014, 29,616 barrels of oil and 7,506 Mcf of gas for the three months ended June 30, 2013, 52,421 barrels of oil and 22,622 Mcf of gas for the six months ended June 30, 2014 and 60,104 barrels of oil and 15,039 Mcf of gas for the six months ended June 30, 2013 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2014 or 2013 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2014 and 2013 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)
Following is a recap of the average daily production related to interests in producing properties sold by the Company effective April 2013 (Andrews County Wolfberry) and March 2014 (non-core Austin Chalk/Eagle Ford).

	Three Months Ended June 30,	Six Months Ended June 30,
	2013	2014	2013
Average Daily Production:

Andrews County Wolfberry:
Oil (Bbls)	-	-	814
Natural gas (Mcf)	-	-	902
NGL (Bbls)	-	-	179
Total (BOE)	-	-	1,143

Austin Chalk/Eagle Ford:
Oil (Bbls)	879	188	776
Natural gas (Mcf)	121	22	125
NGL (Bbls)	22	6	22
Total (BOE)	921	198	819

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2014.

	Oil
Swaps:	Bbls	Price
Production Period:
3rd Quarter 2014	530,200	$96.87
4th Quarter 2014	503,200	$96.92
	1,033,400